Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan of Cognition Therapeutics, Inc. of our report dated March 26, 2024, with respect to the consolidated financial statements of Cognition Therapeutics, Inc. and subsidiary included in its Annual Report (Form 10-K) for the year ended December 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 26, 2024